UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K /A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2017
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R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:
Pursuant to Item 5.07(d) of Form 8-K, R1 RCM Inc. (the “Company”) is filing this Amendment (this “Amendment”) to its Current Report on Form 8-K originally filed on September 13, 2017 (the “Original Form 8-K”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders
As previously reported in the Original Form 8-K, a majority of votes cast at the Company’s Annual Meeting of Stockholders held on September 13, 2017 voted, on an advisory basis, to hold future advisory votes on executive compensation every three years. The Company has determined that it will hold future advisory votes on executive compensation every three years, until such time as the next advisory vote is submitted to stockholders regarding the frequency of advisory votes on executive compensation or the Board of Directors otherwise determines that a different frequency for such advisory vote is in the best interests of the Company. The information reported under Item 5.07 of the Original Form 8-K is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 14, 2017

R1 RCM Inc.

		By:	/s/ Christopher S. Ricaurte

Christopher S. Ricaurte
Chief Financial Officer and Treasurer